Exhibit 99.2

SIGNATURE GROUP HOLDINGS ANNOUNCES

AVAILABILITY OF ANNUAL CEO LETTER TO STOCKHOLDERS

SHERMAN OAKS, Calif., April 6, 2015 -- Signature Group Holdings, Inc. (OTCQX: SGRH) (“Signature” or the “Company”) today announced the Company has made available its annual CEO Letter to Stockholders at the Company’s website, www.signaturegroupholdings.com.

The CEO Letter to Stockholders can also be accessed directly through this link: http://www.signaturegroupholdings.com/ceo-letter/default.aspx.

About Signature Group Holdings, Inc.

Signature is a North America-based holding company seeking to invest its capital in large, well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Signature has significant capital resources, and federal net operating loss tax carryforwards of more than $900 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about Signature’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. Signature undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements about Signature’s and its subsidiaries’ expansion and business strategies; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies; utilization of federal net operating loss tax carryforwards; additions to the Signature’s Board of Directors; listing on a national securities exchange; as well as future performance, growth, operating results, financial condition and prospects. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to Signature’s ability to successfully identify, consummate and integrate acquisitions and/or other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; Signature’s ability to successfully defend against current and new litigation and indemnification matters, as well as demands by investment banks for defense, indemnity, and contribution claims; Signature’s ability to access and realize value from its federal net operating loss tax carryforwards; Signature’s ability to identify and recruit management and directors; Signature’s ability to satisfy and maintain the listing requirements of the NASDAQ; and other risks detailed from time to time in Signature’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

Contact

Signature Group Holdings, Inc.

Jeff Crusinberry, Senior Vice President and Treasurer

(805) 435-1255

investor.relations@signaturegroupholdings.com